E

AIVN's 13 Mines in Nevada



EXHIBIT 2.6
Golden Eagle Mines
Rabbit Hole Mine
Placeritas Mine
Gypsy Mine
Hotsprings Mine
(Optioned to SWT Gold)
Indian Mine
Capatola Mine
TNT Mine
Stud Mine
American Metallic Mine
Bruner Mine
(Optioned to Patriot Gold Corp)
North Star Mine
Bullfrog mines
Carson City

Bruner



Bruner Project
TOIYABE NATIONA
LANDER COUNTY
CHURCHILL COUNTY
NYE COUNTY
MINERAL COUNTY
TOIYABE NATIONAL FOREST
CANAMEX SILVER CORP.
Bruner Project, Nye County, Nevada
Property Access Map
Figure 3
Map after Desert Ventures Inc.
Kilometers
Scale 1:250,000

Bullfrog


Location of Mill Site
Sketch 2
Sketch 1
Location of Bullfrog Mine Site
Location of Historical Prospects
Sketch 5
Sketch 3
Location of Historical Mine
Hoffman Mine
Sketch 4
Location of Historical Mine
Gold Strike Mine
Beatty
Rhyolite

Golden Eagle


TOPO! map printed on 03/14/12 from "Untitled.tpo"
118°12.000' W
118°11.000' W
118°10.000' W
WGS84 118°09.000' W
Golden Eagle
Patented Claim
40°53.000' N
E U G E N E
M O U N T A I N S
Alpha Butte
NATIONAL
GEOGRAPHIC
0.0
0.5
1.0 miles
0.0
0.5
1.0
1.5 km
TN
MN
14°
03/14/12

Hotsprings


BM 5067
Location of Hot Springs Mine
39.056122, -119.713977
Hot
Springs
Mountain
21
23
Saratoga Hot Spring
Water Tank

El Tule


117°41.000' W
117°39.000' W
117°37.000' W
117°35.000' W
117°33.000' W
117°31.000' W
WGS84 117°29.000' W
37°26.000' N
37°24.000' N
37°22.000' N
37°20.000' N
Wash
RG17
RG16
RG15
RG14
RG13
RG12
RG19
RG11
RG10
RG9
RG8
RG7
RG6
RG5
RG4
RG #1
Lucky Merry #3
Indian Spring
Kiler Spring
Magruder Mtn
State Line Spring
Corpenter Spring
Stockade Spring
Little Sage Spring
Owl Spring
Corral
Canyon
4WD
Creek

TNT



Stud


17

Gypsy


GYPSY MINE AEROMAGNETIC MAP AND INFRARED SPECTROCOPY
Prepared by:
Aurum Mining Exploration in 2012
Flown at approximately 300 M (1,000 ft) above the ground with a flight line spacing of 0.4 (0.25 mi)
Showing total intensity magnetic field of the earth in gammas relative to arbitary datum. Hachured to indicate closed areas of lower magnetic intensity. Contour intervals are 20 and 100 gammas.
Red indicates mineral property owned
Yellow indicates area's of high gold content
Grey indicates area's of high silver content
Scale 1:250 000

Placeritas


Sketch 2
Sketch 1
Sketch
Placeritas
0
0 mi

Indian


GARFIELD
HILLS

Grand Capatola



118°55.000' W
118°54.000' W
118°53.000' W
WGS84 118°52.000' W
Capitola Patented Claim Totaling 15.5 Acres.
Capitola Extension #1 & #2 Unpatented Claims Totaling 40 Acres.
Reservation
Map created with TOPO! ©2006 National Geographic; ©2005 Tele Atlas, Rel. 8/2005
NATIONAL GEOGRAPHIC
0.0 0.5 1.0 miles
0.0 0.5 1.0 1.5 km
TN MN
14°

American Metallic



AMERICAN METALLIC MINE
© 2012 Google
Image © 2012 DigitalGlobe
Google earth
1994
37°37'36.59" N 117°14'04.70" W elev 5719 ft
Eye alt 14721 ft

North Star


Map
Satellite
Terrain
Deer Mountain
Jarbidge Peak
Google
Map data ©2012 Google

View Larger Map

Mine Info

State: Nevada

County: Elko

Elevation: 6,493 feet

Latitude: 41.8679617

Longitude: -115.4272923

Type: N/A